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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-59825, effective July 24, 1998, File No. 333-66331, effective October 29, 1998, Amendment No. 1 thereto dated February 22, 1999, File No. 333-76527, effective April 19, 1999, File No. 333-79919, effective June 3, 1999 and File No. 333-31330, effective February 29, 2000) of BindView Development Corporation of our report dated March 29, 2000, relating to the financial statements of Entevo Corporation which appears in this Form 8-K.

PRICEWATERHOUSECOOPERS LLP

McLean, VA
April 7, 2000